EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the use of our report dated January 31, 2002, except for Note 16 as to which the date is February 19, 2002, included in the Annual Report on Form 10-K of SONICblue, Incorporated, for the year ended December 31, 2001, with respect to the consolidated financial statements included in this Form S-8 pertaining to the Sensory Science Corporation 1993 Employee Stock Option Plan.

                                       /s/ Ernst & Young LLP

San Jose, California
April 1, 2002